UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2015

DATARAM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On January 15, 2016, Dataram Corporation, a Nevada corporation, (the “Company”) entered into separate exchange agreements (each, an “Exchange Agreement” and, collectively, the “Exchange Agreements”) with holders (each, a “Holder” and, collectively, the “Holders”) of: (i) the Company’s outstanding shares of Series A Preferred Stock (the “Series A Preferred Stock”) and warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued in connection with the Series A Preferred Stock (the “Series A Warrants”) originally issued on November 17, 2014, February 2, 2015 and October 30, 2015 pursuant to Series A Preferred Stock Purchase Agreements (the “Series A Purchase Agreements”), (ii) the Company’s outstanding institutionally held subordinated secured convertible bridge notes (the “Bridge Notes”) and warrants held by institutions and employee investors to purchase shares of Common Stock issued in connection with the sale of the Bridge Notes on July 15, 2014 (the “Bridge Note Warrants”) pursuant to Subordinated Secured Convertible Bridge Note and Warrant Purchase Agreements (the “Bridge Purchase Agreements”), and (iii) warrants to purchase Common Stock issued pursuant to the Company’s prospectus supplement dated September 18, 2013 (the “Registered Warrants” and together with the Series A Preferred Stock, the Series A Warrants, Bridge Notes and the Bridge Note Warrants, the “Exchange Securities”).

Pursuant to the Exchange Agreements, the Holders exchanged the Exchange Securities in exchange for an aggregate of 335,684 shares of the Company’s newly designated Series B Convertible Preferred Stock (the “Series B Preferred Stock” or the “Securities”).

Additionally, for as long as any Holder holds Preferred Stock solely issued in exchange for Series A Preferred Stock, subject to certain exceptions, the Company is restricted from issuing any shares of Common Stock or securities convertible into Common Stock for capital raising purposes or incur any financing or incremental commercial debt.

No commission or other payment was received by the Company in connection with the Exchange Agreements. Such exchanges were conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (as amended, the “Securities Act”), and Series B Preferred Stock issuable pursuant to the Exchange Agreements and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock have been, or will be, upon settlement, issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act for securities exchanged by an issuer and an existing security holder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange. A copy of the form of Exchange Agreement for each of the Series A Preferred Stock and Series A Warrants, the and the Series Bridge Notes and Bridge Warrants and the Registered Warrants are filed as Exhibits 10.1- 10.3, 10.4 and 10.5, respectively, of this Current Report, and the foregoing description of the Exchange Agreements is subject to, and qualified in its entirety by, the full text of the forms of Exchange Agreements which are incorporated herein by reference.

Series B Preferred Stock

As contemplated by the Exchange Agreements and as approved by the Company’ Board of Directors, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of 0% Series B Convertible Preferred Stock (the “Series B Certificate of Designations”), on January 21, 2016. Pursuant to the Series B Certificate of Designations, the Company designated 400,000 shares of its blank check preferred stock as Series B Preferred Stock. Each share of Series B Preferred Stock has a stated value of $12.20 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares of capital stock of the Company will be junior in rank to Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company. The Holders will be entitled to receive dividends if and when declared by the Company’s board of directors. In addition, the Series B Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the Common Stock.

Subject to certain limitations as set forth below, each Holder may convert the shares of Series B Preferred Stock into such number of shares of Common Stock based on a conversion ratio, the numerator of which shall be the Base Amount (defined hereafter) and denominator of which shall be the Conversion Price (defined hereafter). “Base Amount” is defined, as of the applicable date of determination, the sum of (1) the aggregate stated value of the Series B Preferred Stock to be converted, plus (2) the accrued and unpaid dividends on Series B Preferred Stock. The “Conversion Price” of the Series B Preferred Stock is initially $0.61, subject to adjustment.

The Company is prohibited from effecting the conversion of Series B Preferred Stock to the extent that, as a result of such conversion, the Holder would beneficially own more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series B Preferred Stock (the “Maximum Percentage”). A Holder may increase or decrease the Maximum Percentage by providing written notice to the Company; provided, however, that in no event shall the Maximum Percentage exceed 9.99%.

If and until it is determined that the Company is required to obtain the approval of its shareholders for the issuance of the Series B Preferred Stock in accordance with NASDAQ Capital Market Rules (“Shareholder Approval”, then the Company, until it has obtained Shareholder Approval, may not issue upon conversion of the Series B Preferred Stock, such number of shares of Common Stock, which, when aggregated with all other shares of Common Stock issued upon conversion of all Series B Preferred Stock, would exceed 19.99% of the shares of Common Stock issued and outstanding as of the initial issuance date of the Series B Preferred Stock.

Holders of the Series B Preferred Stock do not possess any voting rights except as otherwise required by law.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Series B Certificate of Designations which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

After giving effect to the transactions contemplated by the Exchange Agreements, the Company has 4,772,945 shares of Common Stock issued and outstanding and 335,684 shares of Series B Preferred Stock outstanding convertible into an aggregate of 6,713,680 shares of Common Stock, without giving effect to any Beneficial Ownership Limitation or Exchange Blocker.

The terms of the Exchange Agreements and Series B Certificate of Designations were determined by arms-length negotiation between the parties.

Option Exchange

On January 19, 2016, the Company entered into exchange agreements (the “Option Exchange Agreements”) with certain of its employees pursuant to which such employees agreed to return options to purchase an aggregate of up to 327,080 shares of Common Stock in consideration for restricted stock grants (the “Restricted Stock Grants”) in the aggregate amount of 263,208 shares of Common Stock pursuant to the Company’s 2011 Equity Incentive Plan and 2014 Equity Incentive Plan, as amended. The Restricted Stock Grants are vested in full upon issuance.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth in Item .01 is incorporated by reference herein.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 8.01      Other Events.

On January 21, 2016, the Company issued a press release attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of 0% Series B Convertible Preferred Stock filed with the Nevada Secretary of State on January 21, 2016

10.1	Form of Exchange Agreement by and between the Company and the Holders of Series A Preferred Stock and Series A Warrants issued on November 17, 2014

10.2	Form of Exchange Agreement by and between the Company and the Holders of Series A Preferred Stock and Series A Warrants issued on February 2, 2015

10.3	Form of Exchange Agreement by and between the Company and the Holders of Series A Preferred Stock and Series A Warrants issued on October 30, 2015

10.4	Form of Exchange Agreement by and between the Company and the Holders of Bridge Notes and Bridge Warrants

10.5	Exchange Agreement by and between the Company and the Holder of Registered Warrants

10.6	Exchange Agreement by and between the Company and the Holder of Options to Purchase Shares of the Company’s Common Stock

99.1	Press Release, dated January 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: January 21, 2016
David A. Moylan
(Signature)
David A. Moylan
Chief Executive Officer